Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the grant of transferable rights to purchase shares of common stock, par value $0.10 per share, of USG Corporation (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

☐	Please exercise my (our) rights for shares of common stock as set forth below:

A.	Number of Shares Being Purchased:

B.	Total Exercise Price Payment Required (or amount provided with Notice Guaranteed Delivery):

                                 x     $40.00                     =     $

(No. of Shares)               (Exercise Price)              (Payment)

I am (we are) making the total purchase price payment required in the following manner:

☐	Payment in the following amount is enclosed: $ ; or

☐	Please deduct payment of $ from the following account maintained by you as follows:

(The total of the above two boxes must equal the total purchase price specified on line “B” above.)

Type of Account	Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus;

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of rights may not be withdrawn after 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering.

☐	Please sell of my (our) rights.
(number	of rights)

☐	Please do not exercise my (our) rights for shares of common stock.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: